UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

CRESCENT BANKING COMPANY

(Exact Name of Registrant as Specified in Charter)

Georgia	0-20251	58-1968323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Caring Way, Jasper, Georgia 30143

(Address of Principal Executive Offices, including Zip Code)

(678) 454-2266

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 21, 2005, the Board of Directors of Crescent Banking Company (the “Company”) elected Nathan E. Hardwick, IV to the Company’s Board of Directors. Mr. Hardwick is expected to serve as a Class I Director. Mr. Hardwick was elected pursuant to the terms of the Agreement and Plan of Reorganization dated as of August 19, 2004, as amended December 1, 2004 (the “Merger Agreement”), by and among the Company, Crescent Bank & Trust Company (“Crescent Bank”), Futurus Financial Services, Inc. (“Futurus”) and Futurus Bank, N.A. (“Futurus Bank”). Mr. Hardwick previously served as a director of Futurus and Futurus Bank and held approximately 14.5% of the outstanding shares of Futurus common stock before the completion of the acquisition of Futurus by the Company (the “Acquisition”). In connection with the completion of the Acquisition and pursuant to the terms of the Merger Agreement, Mr. Hardwick received 45,088 shares of Crescent common stock in consideration for his shares of Futurus common stock and options to purchase 11,572 shares of Crescent common stock in consideration for the cancellation of all options and warrants to purchase shares of the common stock of Futurus.

Mr. Hardwick and Mr. C. Parke Day, also a former director of Futurus and Futurus Bank, were also elected to the Board of Directors of Crescent Bank, a wholly owned subsidiary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT BANKING COMPANY

/s/ J. Donald Boggus, Jr.
J. Donald Boggus, Jr.
President and Chief Executive Officer

Date: May 17, 2005